Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2026 relating to the financial statements of Array Technologies, Inc. and the effectiveness of Array Technologies, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Array Technologies, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Tempe, Arizona
June 18, 2026